MURRAY HILL, N.J. - Lucent Technologies (NYSE:LU) today announced plans to spin off its PBX, SYSTIMAX(R) structured cabling and LAN-based data businesses to shareowners, forming a separate company that will focus directly and independently on the enterprise networking market. The new company will start out with an $8 billion business and a customer list that includes more than 90 percent of Fortune 500 companies.

          The spinoff, which was approved by Lucent's board of directors, is expected to be accomplished through a tax-free distribution of shares to Lucents' shareowners. Lucent anticipates the spinoff should be completed by the close of its fourth fiscal quarter of 2000, which ends September 30.

          "With this move, Lucent will focus on extending its leadership in the highest growth areas of communications networking," said Lucent Technologies Chairman and CEO Richard McGinn. "By spinning off our PBX, SYSTIMAX cabling and LAN-based data businesses, we are sharpening Lucent's focus and creating another leading company to serve business customers."

          "Lucent will concentrate greater resources on fast-growing areas like optical networking, Internet infrastructure, wireless, semiconductors, optoelectronics, Web-based enterprise solutions linking private to public networks, and professional design and consulting services for service providers and enterprises," McGinn continued.

          "As enterprises compete in an e-business world, leading-edge service providers are aggressively moving to deliver Web-hosted applications with the highest level of security and 'always-on' reliability," said McGinn. "Lucent intends to partner with service providers to address this opportunity with enterprise customers with one of the broadest portfolios of systems, software and services in the industry."

          "The newly created enterprise company will rank No. 1 or 2 in nearly every market in which it competes," continued McGinn. "It's going to have an experienced


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management team that will build on a strong and profitable foundation to shape the future of its systems business. Its leadership team will be concentrating on strengthening customer relationships, managing the costs and resources of this stand-alone business, and accelerating the research and development of its products and solutions."

          McGinn announced that Donald Peterson, currently Lucent executive vice president and chief financial officer, will become president and chief executive officer of the new company. Henry Schacht, former Lucent chairman and a current member of the board of directors, will become chairman of the new company.

          "We are making the strategic choice to establish two financially strong and independent companies that will deliver greater value to our shareowners," said McGinn. "Each company will have market-leading products, strong customer relationships, experienced management teams, and a greater ability to partner with other businesses for integrated customer solutions."

          After the spinoff, each company will have its own brand, board of directors and R&D organizations.

          "We are embarking on the creation of a brand new company and we are excited about the opportunity ahead of us," said Donald Peterson. "Serving our customers flawlessly will remain our top priority throughout this transition and drive our actions."

          "I look forward to partnering with Don," said Henry Schacht. "Our experience in launching Lucent should help us immediately focus on the opportunities that make the biggest difference to customers, employees and owners."

The New Company

          The new company, to be named at a later date, starts its new life as a market leader with enviable

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customer relationships and managing some of the biggest enterprise voice networks in the world.

          Lucent's enterprise business is growing faster than most of its key markets, including voice, messaging and call center businesses. It remains the worldwide leader in call centers and enterprise voice messaging as well as the U.S. leader in voice systems. It continues to take share in these core markets as it introduces leading-edge, next-generation networking platforms in areas such as e-business applications and Internet Protocol (IP) networks.

          "We start out from a position of strength and will look to make operations even better," said Peterson. "We will now be able to better focus on how to distribute and manage our resources, our portfolio and our customer relationships."

          The new company will include Lucent's core switching business for enterprises, including DEFINITY(R) IP Solutions; the IP Exchange System for IP networks; call center solutions, including the latest Internet call center technology; Octel(R) enterprise voice messaging platforms, including the Unified Messenger(TM) platform and Intuity(TM) AUDIX(R); the Cajun(TM) campus LAN infrastructure portfolio; conferencing and collaboration systems; SYSTIMAX structured cabling systems; and installation, maintenance and remote management services.

          The new enterprise business will maintain all of its customer relationships and partnerships, and it will have approximately 34,000 employees worldwide. It is anticipated that the new enterprise company will take a one-time charge for restructuring expenses.

Lucent Technologies' sharpened focus

          The new Lucent will sharpen its focus on the fastest growing areas in communications networking. Backed by the innovations of Bell Labs, Lucent will continue to be the worldwide leader in communications networking, including data networking for service providers; dense wave division


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multiplexing (DWDM) optical networking; CDMA and TDMA wireless networks;
communications networking and support services; and communications semiconductors.

          As enterprises create more complex multi-vendor, voice and data networks that require seamless and reliable access to hosted applications on the public network, Lucent will focus on this rapidly growing market in two ways. First, Lucent's NetworkCare (SM) Professional Services group will deliver network planning, design, implementation and integration services to enterprises and service providers.

          Second, Lucent will continue delivering and expanding its broad portfolio of Web-based enterprise solutions and software that link public and private networks.

          Lucent's portfolio will include a series of leading optical, data and wireless solutions that provide enterprises with secure and highly reliable Web-based access to the public network. The products include the company's leading Secure VPN portfolio, its WaveStar(TM) AllMetro(TM) solution for local optical networks, QIP Enterprise 5.0 management software and RealNet Rules policy management software, its recently-introduced WaveStar(TM) Data Express 10G, its ORINOCO(TM) high-speed wireless Internet access solution and its comprehensive broadband access portfolio, including Stinger, the MAX family and the new APX(TM) 8000 access concentrators.

          Lucent will approach the market with and through service providers, systems integrators, indirect channels including the new enterprise company, and NetworkCare Professional Services.

          The new Lucent will have approximately 116,000 employees around the world and generated approximately $30 billion in revenues for fiscal year 1999. McGinn remains chairman and chief executive officer of the newly constituted Lucent Technologies. With the appointment of Peterson as president and CEO of the new enterprise company,


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Lucent's Senior Vice President and Controller James Lusk is Lucent's interim chief financial officer.

          Before joining Lucent in 1996, Donald Peterson had been chief financial officer at Nortel as well as president of Nortel's Communication Systems business. During his 19-year career at Nortel he held several key sales, operating and financial positions including responsibility for the direct sales of PBX, key, packet switch and broadband products in the United States and Canada.

          Henry Schacht is a managing director and senior advisor at E.M. Warburg, Pincus & Co., chairman of the board of the Ford Foundation and currently serves on the board of directors of Johnson & Johnson Corp., the Chase Manhattan Corporation and Chase Manhattan Bank, N.A., the Aluminum Company of America, The New York Times and Cummins Engine Company, where he retired as CEO in 1995. He served as chairman of Lucent from 1995 to 1997 and currently serves on its board.

          Lucent Technologies, headquartered in Murray Hill, N.J., USA, designs, builds and delivers a wide range of public and private networks, communications systems and software, data networking systems and microelectronic components. Bell Laboratories is the research and development arm for the company. For more information on Lucent Technologies, visit its Web site at http://www.lucent.com.